UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2010
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On March 2, 2010, our Board of Directors approved our 2010 Executive Bonus Plan, a summary of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
A copy of presentation materials describing the business of Ardea Biosciences, Inc. (the “Company”), all or a part of which may be used by the Company in investor or scientific presentations from time to time, is furnished as Exhibit 99.2 hereto. These materials include updates to information previously furnished by the Company regarding the Company’s research and development programs, including information relating to expected research and development milestones. The Company does not intend to furnish any update of these presentation materials in the future. The fact that these updated presentation materials are being furnished should not be deemed an admission as to the materiality of any information contained in the materials.
The information in this Item 7.01 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

99.1	Summary Description of Ardea Biosciences, Inc. 2010 Executive Bonus Plan.

99.2	Ardea Biosciences, Inc. presentation materials dated as of March 8, 2010, and to be used from time to time thereafter.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: March 8, 2010	/s/ JOHN W. BECK
John W. Beck
Chief Financial Officer